Exhibit 10.1

FORBEARANCE AGREEMENT

This Forbearance Agreement is dated as of March 13, 2012 (this “Agreement”), by and among DIGITAL RECORDS, INC., a corporation organized under the laws of North Carolina, and TWINVISION OF NORTH AMERICA, INC., a corporation organized under the laws of North Carolina (collectively, “Borrowers”), DRI CORPORATION, a corporation organized under the laws of the State of North Carolina, as a guarantor (“DRI”), and BHC INTERIM FUNDING III, L.P., a Delaware limited partnership (“BHC”).

W I T N E S S E T H:

WHEREAS, Borrowers, DRI and BHC (as assignee of PNC Bank, National Association) are parties to that certain Revolving Credit and Security Agreement dated as of June 30, 2008 (as amended, restated, supplemented or otherwise modified to the date hereof and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Events of Default have occurred and are continuing pursuant to Section 10.5 of the Credit Agreement as a result of the Loan Parties failing to comply with the financial covenants set forth in Section 6.5(a), (b) and (c) of the Credit Agreement for the period ending December 31, 2011 (such Events of Default, the “Designated Defaults”);

WHEREAS, Borrowers have requested that, during the Forbearance Period (as defined below), BHC forbears from exercising remedies with respect to the Designated Defaults, on the terms and conditions set forth herein; and

WHEREAS, BHC has agreed during the Forbearance Period to forbear from exercising remedies with respect to the Designated Defaults, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Credit Agreement.

2. Acknowledgment of Defaults and Forbearance. Borrowers and DRI acknowledge and agree that (a) the Designated Defaults have occurred and are continuing and (b) upon the Forbearance Termination Date (defined below) the forbearance provided under this Section 2 shall terminate and BHC shall have the right to exercise any and all rights and remedies to the extent provided under Article XI of the Credit Agreement or otherwise under the Other Documents or under applicable law or at equity (collectively, the “Enforcement Actions”) due to such Designated Defaults or any other Default or Event of Default (including all Designated Defaults) that have occurred or may occur. Subject to the terms and conditions hereof, including, without limitation, the satisfaction of the conditions set forth in Section 13 below,

BHC hereby agrees to forbear from exercising Enforcement Actions (except as otherwise set forth herein) with respect to the Designated Defaults (the “Forbearance Period”) commencing with the Forbearance Effective Date (as defined below) and ending on the earliest to occur of any of the following (each, a “Termination Event”): (i) the occurrence of a default by Borrowers of any of their agreements contained under this Agreement; (ii) the occurrence of any Default or Event of Default under the Credit Agreement or any Other Document that does not constitute a Designated Default, or (iii) 12:00 p.m. (New York time) on March 30, 2012 (the earliest date of occurrence of any Termination Event, the “Forbearance Termination Date”).

3. Acknowledgements and Agreements. Borrowers and DRI hereby acknowledge, confirm and agree that:

(a) as of the date hereof: (i) the Designated Defaults exist under the Credit Agreement; (ii) no notice of the occurrence of such Designated Defaults under the Credit Agreement was required to be issued to or received by Borrowers or DRI from BHC or any other Person; and (iii) either no grace period is applicable to cure any of the Designated Defaults or any such grace period has expired;

(b) on and as of the date hereof, (i) BHC has the right upon termination of the Forbearance Period (A) to accelerate and declare all or any portion of the Advances and all or any portion of the other Obligations to be immediately due and payable together with accrued interest thereon, (B) to make demand upon Borrowers for the payment in full of all such indebtedness, and (C) to exercise any and all other remedies available upon the occurrence of a Default or an Event of Default under the Credit Agreement and the Other Documents, and (ii) Borrowers and DRI waive any and all further notice, presentment, notice of dishonor or demand with respect to the Obligations;

(c) the Obligations of Borrowers and DRI to BHC, except as expressly modified herein, remain in full force and effect, and shall not be released, impaired, diminished or in any other way modified or amended as a result of the execution and delivery of this Agreement or by the agreements and undertakings of the parties contained herein;

(d) as of the date hereof, the security interests and liens granted to BHC under the Credit Agreement and the Other Documents securing the Obligations are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the Other Documents; and

(e) from and after the date hereof, the obligation of BHC to make Advances is terminated and BHC may, in its sole discretion, make Advances requested by Borrowers.

4. Covenants of Borrowers and DRI. Notwithstanding anything to the contrary herein or in any Other Document, Borrowers and DRI hereby agree and acknowledge that:

(a) on a weekly basis, Borrowers shall deliver to BHC a written report that sets forth the financial status of Borrowers and their operations (including, but not limited to a report on the status of the liquidation of any assets (including Equipment) and sales outside the ordinary course of business of Borrowers);

(b) Borrowers shall provide BHC with electronic view access to all of their bank accounts; and

(c) BHC may contact Customers.

5. Termination of Forbearance Period. Borrowers and DRI acknowledge and agree that upon the occurrence of the Forbearance Termination Date, (i) the Forbearance Period shall immediately terminate, without any notice or action of any Person, (ii) the Designated Defaults shall be deemed immediately to exist and be continuing without any notice or action by any Person (and in any event, all Events of Default that are not Designated Defaults shall be deemed to be continuing at all times), and (iii) BHC shall be entitled to exercise immediately all of its rights and remedies under the Credit Agreement and the Other Documents and under applicable law or at equity, including any one or more Enforcement Actions. Borrowers and DRI hereby further acknowledge and agree that from and after the Forbearance Termination Date, BHC shall be under no obligation of any kind whatsoever to forbear from exercising any remedies on account of the Designated Defaults or any other Events of Default (whether similar or dissimilar to the Designated Defaults).

6. Default Interest. Notwithstanding anything to the contrary contained in this Agreement or the Credit Agreement, interest at the Default Rate provided for under Section 3.1 of the Credit Agreement shall be charged retroactively on the Obligations from February 15, 2012 until all Obligations have been paid in full.

7. Negative Covenants. Notwithstanding anything to the contrary contained in this Agreement or the Credit Agreement, Borrowers shall not be permitted to take any of the actions set forth in Section 7.7 or 7.10 of the Credit Agreement.

8. Costs, Fees and Expenses.

(a) Forbearance Fee. Borrowers shall pay a forbearance fee to BHC of $50,000 on the date of this Agreement; provided that, if the Obligations have not been paid in full on or before the Forbearance Termination Date, then Borrowers shall pay to BHC a further forbearance fee of $100,000 (and for the avoidance of doubt such amount shall be in addition to the $50,000 forbearance fee) on the earlier of (x) April 5, 2012 and (y) the date that all other Obligations have been paid in full or declared due and payable pursuant to the terms of the Other Documents; provided further that Borrowers shall not be obligated to pay the additional forbearance fee if Borrowers shall have commenced a proceeding under Title 11 of the U.S. Code on or before March 31, 2012.

(b) Cost and Expenses. Borrowers hereby reconfirm their obligation pursuant to Section 16.9 of the Credit Agreement, to pay and reimburse BHC for all costs and expenses (including, without limitation, reasonable attorneys’ fees) in connection with the preparation, reproduction, execution and delivery of this Agreement and all other documents and instruments delivered in connection herewith.

9. Acknowledgements.

(a) Acknowledgement of Obligations. Borrowers and DRI hereby acknowledge, confirm and agree that as of the date hereof, Borrowers are indebted to BHC for Advances and other financial accommodations under the Credit Agreement and the Other Documents in the principal amount of $2,593,324.19. All such Obligations under the Credit Agreement owing by Borrowers together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by Borrowers to BHC, are unconditionally owing by Borrowers to BHC, without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b) Binding Effect of Documents. Borrowers and DRI hereby acknowledge, confirm and agree that: (i) the Credit Agreement and each of the Other Documents to which it is a party have been duly executed and delivered by Borrowers or DRI, as the case may be, and each is in full force and effect as of the Forbearance Effective Date, (ii) the agreements and obligations of Borrowers and DRI contained in the Credit Agreement, the Other Documents and this Agreement constitute the legal, valid and binding obligations of Borrowers or DRI, as the case may be, enforceable against such parties in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and Borrowers and DRI have no valid defense to the enforcement of the obligations under the Credit Agreement and (iii) BHC is and shall be entitled to the rights, remedies and benefits provided for in the Credit Agreement and the Other Documents and under applicable law or at equity.

(c) Collateral Proceeds. Borrowers and DRI hereby acknowledge that BHC has withdrawn from Blocked Accounts and/or Depository Accounts proceeds of Collateral in an amount equal to $75,000 and hereby agree that BHC shall (i) deduct therefrom an amount equal to $48,360.54, to be applied to the payment of fees and disbursements incurred by BHC through February 29, 2012 in connection with this Agreement, the Credit Agreement, the Other Documents, the Other Forbearance Agreement (as defined in Section 14(b) below), the Loan Agreement (as defined in Section 14(b) below) and the other Loan Documents (as defined in the Loan Agreement) (all such agreements and documents, the “Debt Documents”) and (ii) apply the balance thereof, $26,639.46, toward the deposit described in Section 14(c) below.

10. Representations and Warranties. To induce BHC to enter into this Agreement, Borrowers and DRI hereby represent and warrant that:

(a) The execution, delivery and performance of this Agreement and the performance of the Credit Agreement as modified by this Agreement (the “Amended Credit Agreement”) by Borrowers and DRI: (i) are within their respective organizational power; (ii) have been duly authorized by all necessary or proper organizational action; (iii) does not contravene any provision of their respective organizational documents; (iv) does not violate any law or regulation, or any order or decree of any court or governmental authority; (v) does not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, or other material agreement or other instrument to which they are a party or by which they or any of their respective properties are bound; (vi) does not result in the creation or imposition of any Lien upon any of the property of Borrowers or DRI; and (vii) does not require the consent or approval of any governmental authority or any other Person;

(b) This Agreement has been duly executed and delivered by or on behalf of Borrowers and DRI;

(c) Each of this Agreement, the Amended Credit Agreement and the Other Documents constitutes a legal, valid and binding obligation of Borrowers and DRI, enforceable against Borrowers and DRI in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d) No Default or Event of Default has occurred and is continuing after giving effect to this Agreement other than the Designated Defaults;

(e) Except as previously disclosed to BHC, no litigation or investigation is pending or, to the knowledge of Borrowers or DRI, threatened by or against Borrowers or DRI or against their respective properties or revenues;

(f) After giving effect to this Agreement, the representations and warranties of Borrower contained in the Amended Credit Agreement and each Other Document are true and correct in all material respects on and as of the Forbearance Effective Date with the same effect as if such representations and warranties had been made on and as of such date, or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date.

11. Reservation of Rights. Borrowers and DRI acknowledge and agree that BHC (i) has not acquiesced to any noncompliance by Borrowers with the exact terms of the Credit Agreement relating to any Default or Event of Default (other than the forbearance regarding the Designated Defaults granted herein during the Forbearance Period), (ii) intend to strictly enforce the terms of the Credit Agreement and the Other Documents, in the exercise of its sole and absolute discretion (other than the forbearance regarding the Designated Defaults granted herein during the Forbearance Period), and (iii) hereby reserve all rights, powers and remedies under the Credit Agreement and the Other Documents with respect to the Designated Defaults (upon termination of the Forbearance Period) and any other noncompliance with the terms of the Credit Agreement or any of the Other Documents, including any Default or Event of Default that is not a Designated Default. In no event shall the BHC’s honoring of any requests or making of any Advances be deemed a waiver of any Designated Default or any other Default or Event of Default or any other noncompliance with the terms of the Credit Agreement or any of the Other Documents that have occurred or as hereafter may occur.

12. Release. Borrowers and DRI hereby release, acquit and forever discharge BHC and each of and every past and present affiliates, officer, director, agent, servant, employee, representative and attorney of BHCs from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which Borrowers or DRI may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of BHC existing or occurring prior to the date of this Agreement or any instrument executed prior to the date of this Agreement including, without limitation, any claims, liabilities or obligations arising with respect to the Credit Agreement or the other of the Other Documents. The provisions of this Section 12 shall be binding upon Borrowers and DRI and shall inure to the benefit of BHC and each of and every past and present affiliates, officer, director, agent, servant, employee, representative and attorney of BHC.

13. Limitations. Except for the forbearance and modifications expressly set forth herein, the Credit Agreement and the Other Documents shall remain unchanged and in full force and effect and BHC expressly reserve the right to require strict compliance with the terms of the Credit Agreement and the Other Documents. The forbearance and modifications contained herein are limited to the precise terms hereof, and BHC is not obligated to consider or consent to any additional request by Borrowers or DRI for any other forbearance or amendment with respect to the Credit Agreement.

14. Conditions to Effectiveness of this Agreement. This Agreement shall be deemed effective as of the date hereof (the “Forbearance Effective Date”) provided that all the following conditions have been satisfied, as determined in BHC’s sole discretion:

(a) BHC shall have received, in form and substance satisfactory to BHC, duly executed counterparts of this Agreement from Borrowers and DRI;

(b) BHC shall have received, in form and substance satisfactory to BHC, that certain Forbearance Agreement is dated as of March 13, 2012 (the “Other Forbearance Agreement”) by and among Borrowers, DRI and BHC with respect to that certain Loan and Security Agreement dated as of June 30, 2008 (as amended, restated, supplemented or otherwise modified to the date hereof and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among Borrowers, DRI and BHC, duly executed and delivered by the parties thereto and in full force and effect; and

(c) BHC shall have received (i) the $50,000 forbearance fee required to be paid pursuant to Section 8(a) above and (ii) a deposit of $60,000 to be applied by BHC to all out-of-pocket costs and expenses, including counsel and other professional fees and disbursements, incurred in connection with the Debt Documents (it being acknowledged that BHC shall apply the amount described in clause (ii) of Section 9(c) above toward such deposit and Borrowers shall pay the balance thereof to BHC); provided that, in the event Borrowers commence a proceeding under Title 11 of the U.S. Code on or before March 31, 2012, the amount of such deposit that exceeds the out-of-pocket costs and expenses, including counsel and other professional fees and disbursements, incurred in connection with the Debt Documents up to and including the date such proceeding is commenced shall be credited against any expense deposit required in connection with DIP Financing offered by BHC in connection with such proceeding; and

(d) the representations and warranties made or deemed made by Borrowers under this Agreement shall be true and correct.

15. Effect on the Other Documents.

(a) The Credit Agreement and each of the Other Documents shall be and remain in full force and effect in accordance with their respective terms (except as expressly modified hereby) and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Agreement shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of BHC under the Credit Agreement or any Other Document. The modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Credit Agreement or the Other Documents, and shall not operate as a consent to any further or other matter under the Credit Agreement or the Other Documents.

(b) Upon and after the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the Other Documents to “the Credit Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

(c) To the extent that any terms and conditions in any of the Other Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Agreement, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified hereby.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflicts or choice of law principles thereof.

17. Credit Document. This Agreement shall be deemed to be an Other Document for all purposes.

18. Integration. This Agreement (together with the Credit Agreement and the Other Documents (each as amended, supplemented or otherwise modified from time to time)) sets forth in full the terms of agreement between the parties and is intended as the full, complete and exclusive contract governing the relationship between the parties with respect to the transactions contemplated herein, superseding all other discussions, promises, representations, warranties, agreements and understandings, whether written or oral, between the parties with respect thereto.

19. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

20. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission or electronic mail shall be as effective as delivery of a manually executed counterpart hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Agreement as of the day and year first written above.

DIGITAL RECORDS, INC.,

By:	/s/ David L. Turney
David L. Turney
CEO, President

TWINVISION OF NORTH AMERICA, INC.

By:	/s/ David L. Turney
David L. Turney
CEO, President

DRI CORPORATION

By:	/s/ David L. Turney
David L. Turney
CEO, President

BHC INTERIM FUNDING III, L.P.

By:	BHC Interim Funding Management III, L.P., its General Partner
By:	BHC Investors III, L.L.C., its Managing Member
By:	GHH Holdings III, L.L.C.

By:	/s/ Gerald H. Houghton
Gerald H. Houghton
Managing Member

[Forbearance Agreement – BHC Credit Agreement]